As filed with the Securities and Exchange Commission on April 24, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant        ☑

Filed by a Party other than the Registrant      ☐

Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☑Definitive Additional Materials
☐Soliciting Material Pursuant to Rule 14a-12

B&G FOODS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Four Gatehall Drive

Parsippany, NJ 07054

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2020

The following Notice of Change of Location relates to the proxy statement of B&G Foods, Inc. (“B&G Foods,” “we,” or “our company”), dated March 26, 2020, made available to stockholders of B&G Foods in connection with the solicitation of proxies by the board of directors of our company for use at the annual meeting to be held on Tuesday, May 12, 2020. We are filing this supplement with the Securities and Exchange Commission and making it available to stockholders on or about April 24, 2020.

We urge you to read the following notice in conjunction with the proxy statement.

B&G Foods to Hold Virtual-Only Annual Meeting of Stockholders
— Notice of Change of Location of Annual Meeting of Stockholders to be Held on May 12, 2020 —

Parsippany, N.J., April 24, 2020—B&G Foods, Inc. (NYSE: BGS) announced today that — due to the public health and safety concerns related to the COVID-19 pandemic and recommendations and orders from federal and New Jersey authorities — the location of its annual meeting has been changed to a virtual-only meeting format.

As previously announced, the annual meeting will be held on Tuesday, May 12, 2020 at 10:00 a.m. ET.  Stockholders will not be able to attend the annual meeting in person.

Attending the Virtual Meeting as a Stockholder of Record

If you were a stockholder of record as of March 20, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/226069688 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password: BGS2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of March 20, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line.  Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached or an image of your legal proxy attached to your email).  Requests for registration must be received by Computershare no later than 5:00 p.m. ET on Wednesday, May 6, 2020.  You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/226069688 and enter your control number and the meeting password: BGS2020.

Asking Questions

If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/226069688, entering your control number and meeting password: BGS2020, and clicking on the message icon in the upper, right-hand corner of the page. To return to the main page, click the “i” icon at the top of the screen.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the meeting center site.  Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

List of Stockholders

A list of stockholders of record will be available during the annual meeting for inspection by stockholders of record for any legally valid purpose related to the annual meeting at www.meetingcenter.io/226069688.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/226069688 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214